Exhibit 10.2

*LIQ280955063020203602931900030036029319*

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials

$5,000,000.00	06-30-2020	06-30-2021	360293190003	/	36029319

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	First Western Financial, Inc.	Lender:	BMO Harris Bank N.A.
	1900 16th St. Ste 1200		111 W Monroe Street
	Denver, CO 80202		Chicago, IL 60603-4095

Principal Amount: $5,000,000.00			Date of Note: June 30, 2020

PROMISE TO PAY. First Western Financial, Inc. ("Borrower") promises to pay to BMO Harris Bank N.A. ("Lender"), or order, in lawful money of the United States of America, the principal amount of Five Million & 00/100 Dollars ($5,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each  advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on June 30, 2021. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning July 31, 2020, with all subsequent interest payments to be due on the last day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied to amounts (whether for principal, interest, fees, charges or otherwise) then due; provided that any prepayments or partial payments, and any payments during the existence of any Event of Default, shall be applied in such order and manner as the Lender shall determine.  Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate   in writing.

INFORMATION REGARDING PAYMENTS. If any payment on this Note becomes due on a Saturday, Sunday, or a day which is a legal holiday for banks in the State of Illinois, such payment shall be made on the next bank business day and any such extension shall be included in computing interest hereon.

NOTIFICATION. BMO Harris hereby notifies the Borrower that pursuant to the  requirements of the  USA  Patriot Act, Title  III of Pub.  L.  107-56  (signed into law October 26, 2001) (the “Act”), BMO Harris is required to obtain, verify and record information that identifies the Borrower, which information includes the Borrower’s name and address and other information that will allow BMO Harris to identify the Borrower in accordance with the Act.

REGULAR REVIEW. The Borrower agrees to furnish such information respecting the business, assets and financial condition of the Borrower as Lender may reasonably request from time to time.  The Borrower shall furnish such information as soon as possible, but in any event  within thirty (30) days  after the request. Based upon this information, Lender will conduct a regular review of  your loan.  The Borrower and Guarantor(s) agree that  the  Lender in its discretion may obtain a credit bureau report on the Borrower and Guarantor(s) in order to evaluate the Borrower and Guarantor’s creditworthiness and ability to meet its obligations under the loan, and subsequently for any future purposes in connection with existing or contemplated extensions of credit to the Borrower, to the Guarantor(s) or to any other entity in which the Guarantor(s) is or is expected to be guarantor, owner, director, manager or officer. The Borrower also agrees that the Lender may exchange information about the Borrower and Guarantor(s) and their obligations under this Note with Borrower’s references, other businesses (including affiliates of the Lender), or any Guarantor(s), and credit reporting agencies and may confirm any information provided by the Borrower.

METHODS FOR OBTAINING ADVANCES. Lender reserves the right to modify or add to the methods offered for obtaining Advances under this Note from time to time.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the one month ICE Benchmark Administration (ICE) LIBOR and reported on the applicable Bloomberg screen page (or such other commercially available source providing such quotation as may be designated by Lender from time to time), unless a Transition Event has occurred in which case the index shall be a substitute index rate as may be selected by Lender (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each first day of each calendar month and will become effective without notice to the Borrower. If the Index is not provided or reported on the first day of a month because, for example, it is a weekend or holiday or for another reason (other than a Transition Event), then the Index shall be established as of the preceding day on which the Index is provided and reported by the selected news service or other source designated by Lender. In no event shall the Index be less than 0.50%. Notwithstanding anything to the contrary contained herein (including any references to interest rates), after the occurrence  of a Transition Event,  Lender may from time to time, with notice to the Borrower, substitute a new index to be used as the “Index” hereunder, and make any technical, administrative or operational changes and/or amendments (including without limitation any adjustments to interest rate spreads calculation methods and to the timing and frequency of determining rates and making of payments) to this Note and any other Related Document, in each case to reflect the adoption and implementation of a new reference rate used to determine the Index. Further notwithstanding any provision to the contrary contained herein or in any other Related Document, any and all such changes and amendments reflecting such adoption and implementation will be effective upon notice to the Borrower, without any further notice to, or action or consent by, Borrower or any other person.  “Transition Event” means the occurrence of any of the following events with respect to the Index: (a) the Index is no longer available or published, (b) the administrator of the Index or a governmental authority having jurisdiction over Lender has made a public statement that the Index shall no longer be made available, used or advisable for determining interest rates of loans; or (c) Lender has determined in its sole discretion that loans currently being executed, or that include language similar to that contained in this paragraph, are being executed or modified (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Index. Borrower understands that Lender may make loans based on other rates as well.  Interest on the unpaid principal balance of this  Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 2.500 percentage points over the Index. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT PENALTY. Upon prepayment of this Note, Lender is entitled to the following prepayment penalty: Borrower may prepay in whole or part any any time, provided, however, that partial prepayment shall be in an amount of not less than $10,000. Except for the foregoing, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: BMO Harris Bank N.A., Attn: LIQ Servicing, P.O. Box 3114 Milwaukee, WI 53201-3114.

LATE CHARGE.  If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $25.00, whichever  is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding an additional 2.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin  shall also apply to each succeeding interest rate change  that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note   or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of  payment  or  performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender the reasonable costs of such collection. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including without limitation attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. With respect to interest (as defined by federal law) this Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Illinois without regard to its conflicts of laws provisions. In all other  respects, this Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Colorado without regard to its conflicts of law provisions. The loan transaction that is evidenced by this Note has been approved, made, and funded, and all necessary loan documents have been accepted by Lender in the State of Illinois.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Cook County, State of Illinois.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's  accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs.

PRIOR NOTE. This Promissory Note is issued in substitution and replacement for, but not in novation or discharge of, the Third Amended and Restated Revolving Credit Note dated June 30, 2019, in the original principal amount of $5,000,000.00, from Borrower to Lender, together with all renewals of, extensions of, modifications of and consolidations for the Promissory Note.

AMENDMENTS. This Agreement, together with any related documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

COUNTERPARTS. This Promissory Note may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original, and may be executed and delivered by facsimile or electronic transmission; such counterparts, facsimiles and electronic transmissions, together, shall constitute one and the same agreement.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

FIRST WESTERN FINANCIAL, INC.

By:	/s/ Julie A. Courkamp
Julie Courkamp, CFO of First Western Financial,
Inc.

LaserPro, Ver. 17.4.10.006 Copr. D+H USA Corporation 1997, 2020. All Rights Reserved. - CO/iIL C:\BMOH-FL\CFI\LPL\D20.FC TR-54694 PR-114 (M)